Exhibit 23 (a)





Consent of Independent Auditors




The Board of Directors
First Citizens Financial Corporation
Gaithersburg, Maryland:


     We consent to incorporation by reference in the registration statements (Nos. 33-27259, 33-62466 and 33-91612) of our report dated February 3, 1995, relating to the consolidated statement of financial condition of First Citizens Financial Corporation and subsidiary as of December 31, 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1994, which report is incorporated by reference in the December 31, 1995 annual report on Form 10-K of First Citizens Financial Corporation. Our report refers to a change in the method of accounting for income taxes in 1993.


                                      KPMG PEAT MARWICK LLP

Washington, D.C.
March 20, 1996


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                                                                  Exhibit 23 (b)





Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 26, 1996 included in
First Citizens Financial Corporation's (the "Corporation") Registration Statement File Nos. 33-27259, 33-62466 and 33-91612. It should be noted that we have not audited any financial statements of the Corporation subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.


                                      ARTHUR ANDERSEN LLP


Washington, D.C.
March 29, 1996